Shareholders Meeting August 22, 2013 CONFIDENTIAL 1

Safe - Harbor Statement This presentation contains certain "forward - looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as "believes," "expects," "anticipates," "intends," "will," "may," "should," or similar expressions. These forward - looking statements are not guarantees of ProUroCare's future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause ProUroCare's results to differ materially from those expressed or implied by such forward looking statements include, but are not limited to, the ability of ProUroCare to find adequate financing to complete the development of its products; the high level of secured and unsecured debt incurred by ProUroCare; the impact and timing of actions taken by the FDA and other regulatory agencies with respect to ProUroCare's products and business; the dependence by ProUroCare on third parties for the development and manufacture of its products; and other risks and uncertainties detailed from time to time in ProUroCare's filings with the Securities and Exchange Commission including its most recently filed Form 10 - K and Form 10 - Q. ProUroCare undertakes no duty to update any of these forward - looking statements. CONFIDENTIAL 2

Summary of Past 12 Month Accomplishments Despite being hampered by inadequate funding the company completed several key initiatives during the past twelve months: • Probe design modifications to achieve reusable probe were completed • Design requirements and quotes for next two generation systems including a third generation wireless probe were completed • The cleaning and d isinfection v alidation protocols and IFU submitted to FDA for pre - review • Clinical study strategic plan completed to prioritize trials that will drive adoption and utilization • Completed a thorough review of the prostate cancer patient’s clinical pathway to identify and prioritize market entry points. The active surveillance patient group identified as the most advantageous • Identified consultants for Quality and Clinical l eadership positions CONFIDENTIAL 3

Future Operational Objectives and Milestones The following timelines are from when adequate funding is available: • Complete the build and testing of reusable probes, submit and receive FDA 510K approval – 8 Months • Place the existing four systems at key clinical sites, train centers and initiate clinical trials – 2 - 3 Months • Initiate and complete development of next generation commercial system, submit and receive FDA 510K clearance – 12 - 14 M onths • Initiate and complete development of a third generation wireless probe, lower cost system, submit/receive FDA 510K clearance – 20 - 22 Months • Explore a potential partner to develop a “fusion” product, e.g. fusion of our images into ultrasound images to enhance abnormality visibility • Establish a cost effective organization structure to achieve these objectives Note: Several or all of the objectives could be done in parallel depending on funding levels CONFIDENTIAL 4

Current Funding Initiatives 1. Short - term Bridge funding - $300K to enable ongoing operations & cover overhead expenses 2. The $ 1.5 Million secured offering to complete reusable probe testing and FDA 510K clearance and place four existing systems 3. Continue search for one or more of US and non - US investors in the $3 – 10 Million Range in order to accelerate the development of the next two generation systems and initiate a large number of clinical trails necessary to drive adoption, utilization and reimbursement process 4. Continue dialog with potential strategic partners on investment as well as joint development of a fusion type product CONFIDENTIAL 5

Increasing Concerns of Treatment Overuse There are growing concerns and scrutiny of Treatment Overuse – • In May, 2013 AUA recommendations to not use PSA testing in additional age groups • In June, 2013 publication reports up to 60% of US prostate cancer interventions (surgical, radiation, chemo, etc.) are unnecessary • In a July 2013 announcement GAO will investigate self referrals of urologists • Only 10% of the 100,000 new low risk cancer patient diagnosed annually elect active surveillance versus an intervention This additional attention and scrutiny further emphasizes the need for an improved and comparative prostate imaging technology ProUroScan could offer better solutions to fulfill this need CONFIDENTIAL 6

Active Surveillance Illustration Smaller, contained abnormality Abnormality increased in size, approaching the prostate wall ProUroScan could monitor changes in abnormality size and location to minimize treatment when it is not warranted and reduce patient anxiety while deferring treatment CONFIDENTIAL 7

Q and A Questions? CONFIDENTIAL 8